                                                                EXHIBIT 2(c)



                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

                                       OF

                                ULTRA PAC, INC.

     As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, no par value per share (the "Common Stock"), including the associated preferred share purchase rights (the "Rights," and together with the Common Stock, the "Shares"), of Ultra Pac, Inc., a Minnesota corporation (the "Company"), are not immediately available, or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary at the address set forth below prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 2 of the Offer to Purchase.

                        The Depositary for the Offer is:

                             BANKERS TRUST COMPANY

           By Mail:                        By Hand:             By Overnight Mail or Courier:
  BT Services Tennessee, Inc.       Bankers Trust Company        BT Services Tennessee, Inc.
      Reorganization Unit       Corporate Trust & Agency Group  Corporate Trust & Agency Group
        P.O. Box 292737           Receipt & Delivery Window          Reorganization Unit
   Nashville, TN 37229-2737       123 Washington Street, 1st       648 Grassmere Park Road
                                            Floor
                                      New York, NY 10006             Nashville, TN 37211

                             Facsimile Copy Number:

                                 (615) 835-3701
                        (For Eligible Institutions Only)

                          For Confirmation Telephone:

                                 (615) 835-3572

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to Package Acquisition, Inc., a Minnesota corporation (the "Purchaser"), which is an indirect wholly-owned subsidiary of Ivex Packaging Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated March 26, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of Shares (as such term is defined in the Offer to Purchase) set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

Number of Shares:

Certificate Nos. (if available):

------------------------------------------------------

------------------------------------------------------

(Check one box if Shares will be tendered by book-entry transfer)

[ ] The Depository Trust Company

[ ] Philadelphia Depository Trust Company

Account Number:
----------------------------------

Dated:
----------------------------------------, 1998

Name(s) of Record Holder(s):
------------------------------------------------------

------------------------------------------------------
    Please Print

Address(es):
---------------------------------------

------------------------------------------------------
                            Zip Code

Area Code and Tel. No.:

------------------------------------------------------

------------------------------------------------------
    Signature(s)

Dated:
--------------------------------------, 1998

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a participant in the Security Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message, and any other required documents within three trading days (as defined in the Offer to Purchase) after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution. All capitalized terms used herein have the meanings set forth in the Offer to Purchase.

Name of Firm: -------------------------------------         -----------------------------------------------------
                                                            Authorized Signature

Address: --------------------------------------------       Name: ----------------------------------------------
                                                                                Please Print

-----------------------------------------------------
  Zip Code

Area Code and Tel. No.: --------------------------          Title:
                                                            -----------------------------------------------

     NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                          Dated: __________, 1998